EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Internal Hydro International, Inc. 2006 Equity Compensation Plan, of our report dated May 12, 2005, with respect to our audit of the financial statements of Internal Hydro International, Inc. included in its Annual Report on Form 10-KSB as of December 31, 2004 and for the year then ended, filed with the Securities and Exchange Commission.




                                            /s/ EPSTEIN, WEBER & CONOVER, P.L.C.
Scottsdale, Arizona                         ------------------------------------
March 6 2006                                EPSTEIN, WEBER & CONOVER, P.L.C.